UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2009

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

A123 Systems, Inc. Arsenal on the Charles 321 Arsenal Street Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On November 20, 2009, A123 Systems, Inc. (the “Company”), entered into a MEGA Tax Credit Agreement with the Michigan Economic Growth Authority (“Agreement”).  The Agreement provides for a tax credit equal to 50% of the Company’s capital investment expenses related to the construction of integrated battery cell manufacturing plants in the state of Michigan.  The maximum tax credit is $100 million over a four-year period. The maximum tax credit in any one tax year is $25 million.  The Company must create 300 jobs no later than December 31, 2016 in order to receive the tax credit.  The tax credit is subject to a re-payment provision in the event the Company relocates 51% of the 300 jobs outside of the State of Michigan within 3 years after the last year the Company received the tax credit.

The foregoing summary is subject to and qualified in its entirety by the terms of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits relating to Item 1.01 shall be deemed to be furnished and not filed:

10.1	MEGA Tax Credit Agreement dated as of November 20, 2009, by and between the Michigan Economic Growth Authority and A123 SYSTEMS INC., a Delaware corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: November 24, 2009	By:	/ S / Michael Rubino
Michael Rubino
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	MEGA Tax Credit Agreement dated as of November 20, 2009, by and between the Michigan Economic Growth Authority and A123 SYSTEMS INC., a Delaware corporation.